Exhibit 10.9
EXECUTION VERSION

AMENDMENT NO. 9 TO
SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS AMENDMENT NO. 9 TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of October 20, 2025, by and between Bank of America, N.A. (“Buyer”) and loanDepot BA Warehouse, LLC (“Seller”), and acknowledged and agreed to by loanDepot.com, LLC, as guarantor and pledgor (“loanDepot” and together with the Seller, each a “loanDepot Party” and collectively, the “loanDepot Parties”). This Amendment amends that certain Second Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, and acknowledged and agreed to by loanDepot, dated as of August 20, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).
R E C I T A L S
Buyer and loanDepot Parties have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain Eligible Participation Interests from Seller and Seller agrees to sell certain Eligible Participation Interests to Buyer under a master repurchase facility. Buyer and loanDepot Parties hereby agree that the Agreement shall be amended as more fully provided herein.
In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and loanDepot Parties hereby agree as follows:
1.Amendments. Effective as of October 22, 2025 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:
(a)Section 14.17 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
14.17    Confidential Information. To effectuate this Agreement, Buyer and loanDepot Parties may disclose to each other certain confidential information relating to the parties’ operations, computer systems, technical data, business methods, and other information designated by the disclosing party or its agent to be confidential, or that should be considered confidential in nature by a reasonable person given the nature of the information and the circumstances of its disclosure (collectively the “Confidential Information”). Confidential Information can consist of information that is either oral or written or both, and may include, without limitation, any of the following: (i) any reports, information or material concerning or pertaining to businesses, methods, plans, finances, accounting statements, and/or projects of either party or their affiliated or related entities; (ii) any of the foregoing related to the parties or their related or affiliated entities and/or their present or future activities and/or (iii) any term or condition of any agreement (including this Agreement) between either party and any individual or entity relating to any of their business operations. With respect to Confidential Information, the parties hereby agree, except as otherwise expressly permitted in this Agreement:
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(a)not to use the Confidential Information except in furtherance of this Agreement;
(b)to use reasonable efforts to safeguard the Confidential Information against disclosure to any unauthorized third party with the same degree of care as they exercise with their own information of similar nature; and
(c)not to disclose Confidential Information to anyone other than employees, agents or contractors with a need to have access to the Confidential Information and who are bound to the parties by like obligations of confidentiality, except that the parties shall not be prevented from using or disclosing any of the Confidential Information which: (i) is already known to the receiving party at the time it is obtained from the disclosing party; (ii) is now, or becomes in the future, public knowledge other than through wrongful acts or omissions of the party receiving the Confidential Information; (iii) is lawfully obtained by the party from sources independent of the party disclosing the Confidential Information and without confidentiality and/or non-use restrictions; or (iv) is independently developed by the receiving party without any use of the Confidential Information of the disclosing party.
Notwithstanding anything contained herein to the contrary, Buyer may share any Confidential Information of loanDepot Parties with (i) an Affiliate of Buyer for any valid business purpose, such as, but not limited to, (A) to assist an Affiliate in evaluating a current or potential business relationship with loanDepot Parties or (B) to the extent that such information is used by Buyer or its Affiliates in connection with the exercise, waiver or amendment of their rights or obligations under, related to or arising out of this Agreement or other transactions that Buyer or its Affiliates may have with any loanDepot Party and its Affiliates, including but not limited to any related hedges or hedging activities; (ii) any prospective or actual assignee, participant or repledgee to assist such Person in determining whether to enter into an assignment, participation or Repurchase Transaction in connection with the Principal Agreements; (iii) any hedge counterparty to the extent necessary to obtain any hedging in connection with the Transactions under the Principal Agreements, and (iv) any Person that provides or intends to provide liquidity to Buyer to further the Transactions set forth in the Principal Agreements; provided that, in the case of clauses (ii) through (iv), such Person agrees to be bound by this covenant of confidentiality, or is otherwise subject to confidentiality restrictions.

In addition, the Principal Agreements and their respective terms, provisions, supplements and amendments, and transactions and notices thereunder (other than the tax treatment and tax structure of the transactions), are proprietary to Buyer and shall be held by loanDepot Parties in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to loanDepot Parties’ direct and indirect parent companies, directors, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality, or are otherwise subject to confidentiality restrictions; (ii) upon prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body; (iii) upon prior written notice to Buyer, disclosure to any approved hedge counterparty to the extent necessary to obtain any hedging hereunder; (iv) any disclosures

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or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; or (v) the tax treatment and tax structure of the transactions, which shall not be deemed confidential; provided that in the case of (ii), (iii) and (iv), loanDepot Parties shall take reasonable actions to provide Buyer with prior written notice; provided further that in the case of (iv), loanDepot Parties shall not file any of the Principal Agreements other than this Agreement with the SEC or state securities office unless loanDepot Parties have (x) provided at least thirty (30) days (or such lesser time as may be demanded by the SEC or state securities office) prior written notice of such filing to Buyer, and (y) redacted all pricing information and other commercial terms.

If any party or any of its successors, Subsidiaries, officers, directors, employees, agents and/or representatives, including, without limitation, its insurers, sureties and/or attorneys, breaches its respective duty of confidentiality under this Agreement, the nonbreaching party(ies) shall be entitled to all remedies available at law and/or in equity, including, without limitation, injunctive relief.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.

(b)The Representations and Warranties Concerning Underlying Assets section of Exhibit L to the Agreement is hereby amended by deleting clause (x) of subsection (ii) in its entirety and replacing it with the following:
(x)    the eNote is a valid and enforceable Transferable Record;
2.Fees and Expenses. The Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Buyer incurred in connection with this Amendment, in accordance with Section 11.7 of the Agreement.
3.Conditions Precedent. This Amendment shall be effective as of the Amendment Effective Date, upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of the loanDepot Parties and Buyer.
4.No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.
5.Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.
6.Representations. In order to induce Buyer to execute and deliver this Amendment, loanDepot Parties hereby represent to Buyer that as of the Amendment Effective Date, after giving effect to this Amendment, (i) loanDepot Parties are in full compliance with all of the terms and conditions

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of the Principal Agreements and remain bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.
7.Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.
8.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
9.Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
[signature page follows]

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IN WITNESS WHEREOF, Buyer and loanDepot Parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if loanDepot Parties fail to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A., as Buyer By: /s/ Adam Robitshek Name: Adam Robitshek Title: Director	LOANDEPOT BA WAREHOUSE, LLC, as Seller By:/s/ David Hayes Name: David Hayes Title: President
Acknowledged and Agreed to by: LOANDEPOT.COM, LLC, as loanDepot By: /s/ David Hayes Name: David Hayes Title: CFO

Signature Page to Amendment No. 9 to Second A&R MRA (BANA/loanDepot)